Exhibit 99.19

PRUDENTIAL SECURITIES

Moderator:  Christopher Spahr

05-22-06/9:00 am CT

Confirmation # 7636913

PRUDENTIAL SECURITIES

Moderator:  Christopher Spahr

May 22, 2006

10:00 am CT

Operator:                                                                      Welcome to today’s call. Here is your host, Chris Spahr.

Christopher Spahr:                    Welcome to today’s conference call. I am Chris Spahr. Today’s call is with Alliance Bernstein CEO Lew Sanders.

Two things before we get started. First, our next conference call is with the CEO of Wachovia. That will be on Wednesday, June 14 at 11:00 Eastern, same call in as today.

Second, here are my analyst disclosures. I do not personally own stock of Alliance or known as investment units. Prudential Equity Group has not provided investment banking services for them and Prudential Equity Group does not more than 1% of their shares.

On this call Lew will give a short introduction. I willask a series of questions and then we’ll take general Q&A from the audience.

You can ask questions directly over the phone or email them to me at (chris_spahr@prusec.com).

First a few comments on Lew’s background. Alliance Bernstein largely reflects the October 2004 merger between Alliance and Bernstein. At that time Alliance was known as a Growth manager and Bernstein was a Value manager that also offered sales site research.

Lew came from the Bernstein side. He started at Bernstein in 1968 as an equity analyst and was named to Institutional Investor All American Research Team four times. Over time he was promoted to Research Director, Chief Operating Officer and eventually as CEO, a position he held for seven years prior to the merger with Alliance.

Following the 2000 merger, Lew was Vice Chair and Chief Investment Officer. He was named CEO of Alliance Bernstein in June 2003 and became its Chairman in January 2005.

Second, a few comments on the company. Alliance is the 12th largest global Asset Manager overall and the third largest among the publicly traded pure plays, behind Legg Mason and Pro Forma Black Rock. It has about $635 billion in Assets Under Management as of April 2006. Getting to this point hasn’t been easy. Between the 2000 merger and last year Alliance had below average assets in revenue growth professing poor investment performance in retail growth equities and reputational problems related to industry-wide regulatory issues.

Back in 2000 Alliance was probably too leveraged to the telecom and technology sectors. Forty-three percent of Assets Under Management were in Growth Equity Funds. As the bubble burst, performance was hurt and the company had essentially little long-term inflows in growth equities until the second half of last year. Today growth equities represent only 26% of AUM.

Over the last few quarters however Alliance has had some of the best growth among the pure plays, helped by investments in global and international services and from non-US clients. Performance metrics have improved as some of the losses from earlier in this decade have rolled off and the markets in general seem to have picked up in appetite for Large Cap Growth Funds, one of Alliance’s strengths.

Lew, the last few quarters have been pretty good. How are you guys going to keep it going?

Lewis Sanders:                                        Okay, Chris. That actually is the subject of my remarks. Chris has asked me more broadly to center my remarks on the firm’s strategy. In our case that is simple and relates to his opening question because it is singularly focused on achieving the investment success of our clients.

We accomplish that and the firm’s growth rate is a natural derivative. Investment success, in turn, as all of you on the call I am sure know, is about having informational advantages which we here at Alliance Bernstein frame as having more knowledge and using it better than market participants at large. Excellence in research is the root towards this end and thus is the overwhelming focus of our strategy.

But before exploring its key components first let me establish some context about who we are at Alliance Bernstein. As you can see in Display 2 which I assume everyone on the call actually has access to, we are a firm of 4,400 people managing at the end of March 2006 some $618 billion of client assets. We serve a broad range of clients including mutual fund investors, high net worth private investors and institutional investors in the corporate government and philanthropic sectors, a very broadly based firm.

We are, in every sense of the word, a global firm as well. Our investment platforms in Growth, Value equities and in Fixed Income are all global in design. Country and regional services are a derivative of these integrated global investment processes. Our client facing units all have global charters. This overarching global orientation is reflective of the changing character of the capital markets. Valuation and risk attribution have moved decisively to industry and company factors, and away from regional and country affiliation. To state the obvious, the largest investment opportunities are no longer confined to any one geography. Indeed, entire industries have migrated to regions of the world where they have comparative advantage. It no longer exists anywhere else, all of which makes it clear that an integrated global view of the investment landscape is the superior solution.

The intellectual capital of our firm is deployed in a manner consistent with vision. As you can see in Display 3 it literally spans the world with research resources in the US and Brazil and the UK, Japan, Australia, New Zealand, Mainland China, Hong Kong, Taiwan, Singapore, India, even in Russia, everywhere we need to be as we see it.

Some 47% of Assets Under Management are currently deployed in global and international services as you can see on Display 4, with a high penetration of such mandates in all of our investment platforms. These mandates are far and away the fastest growing parts of our service array, rising by over 50% in the last 12 months as shown in Display 5.

Looking to the right of that display you can see too that about one third of Assets Under Management derived from clients who themselves are domiciled outside of the US. That isan element of the firm that has also been growing strongly.

During the last 12 months Assets Under Management excluding Cash Management Services and business we exited last year, grew 22% with organic growth contributing about seven percentage points of the total. That data is summarized on Display 6.

Now such growth as you might imagine is driven primarily by competitive investment performance. Take a look at Display 7 on this score. You can see that our track record is pretty strong across the board, with some services in Value and Growth equities posting substantial performance premiums over spans as long as 20 to 30 years. Not shown in this display is a range of services in the alternatives arena that benefit from our evident ability not only to generate alpha but to amplify it and/or isolate it. Assets Under Management in this space are approaching $6 billion and are growing quite rapidly.

It is important to stress, too, and this is really a key element of our firm, that our relevance to clients reaches beyond product level returns. We possess well developed asset/liability modeling skills and are thus seen as a solutions provider to many client groups. Indeed in the Private Client channel,  our investment planning acumen is a key factor in our market penetration, especially among wealthy families.

Now with all of this as background it shouldn’t surprise you that we place high emphasis on strategic initiatives to widen our lead when it comes to knowledge. It is our preoccupation really, no small feat as we already have one of the largest commitments to the industry and company research in the investment and management industry. You can see that on Display 8. At last count we had some 200 plus analysts organized into distinct teams to support our global Growth, Value and Fixed Income investment platforms. These teams are supplemented by another 100 or so research analysts in the Bernstein sell side unit.

These resources notwithstanding, we continue to invest in new research initiatives where we think we can translate that work into better investment returns. Now review of the initiatives is instructive as they make clear the path the firm is on.

So turning to Display 9 looking at the upper left you can see that reflecting the growing importance of China we have established an on the ground research team in that country. It is located in Shanghai with an outward looking objective. It is to provide insight on how developments in key industries in that country will influence, and I might even say control, industry performance elsewhere.

Because of the list of industries where China looms large, it is clearly growing, either as a consumer or as a competitor, thus we see it that having a local research presence in the country has become a strategic imperative.

Looking on the upper right-hand side of the display, there is something called research on strategic change. Often, investment controversies are about issues as opposed to industries, so we formed another specialized research unit to approach the research problem in these terms. The group has already completed several important studies, the most recent of which analyzes the impact of hybrid power trains in the auto, oil and electric power industries, including an assessment of high energy density batteries, advances in which could make hybrids truly gain change in the character.

Now I know that is not the point of this call, but assessing major cross-industry issues such as this is the raison d’etre for this group. And I think you can imagine that the investment payoff of this kind of research can be very large.

In the same spirit we have formed another research unit focused exclusively on uncovering innovation that looks as if it can translate to important commercial success. This is a search with no industry or geographic constraints. The mandate is to look anywhere, to heroically if you will find the next Microsoft, the next Intel and then, dating myself, the next Polaroid, the next Xerox.

Now while industry analysts are supposed to be on the outlook for such developments, as a practical matter most of them aren’t and it is understandable. They are preoccupied with incumbent coverage, perhaps even inadvertently biased by it. Now this research is rapidly making us subject experts in many advance technologies, examples of which are summarize on the display.

As a natural derivative a Venture Capital opportunity has surfaced which the firm is now pursuing. And while Venture Capital standing alone is pretty unlikely to be an important business for us given our scale, it is a window into technological change, a window of great significance and that these changes can influence results at large incumbent companies. Having this kind of knowledge promises to make us better investors across the board. That isthe point. Indeed, we see the integration of Venture investing with mainstream equity investing as a major source of competitive advantage in both domains.

Now in addition to seeking information advantages through innovative fundamental research, the firm has one of the largest commitments to quantitative methods in the industry. See the disciplines developed out of this research which fall into the domain of using knowledge better and accomplishing three critical things which are summarized in display 10.

Driving alpha generation through improved analyst accuracy, driving superior portfolio construction through technologies that improve the calibration of risk with return – this is especially relevant in complex cross border portfolios.

And helping us craft effective investment solutions for clients, especially those with unusually complicated wealth management issues often involving variation in tax regimes, concentration in particular investments, perhaps equity, perhaps real estate, intergenerational wealth transfer issues, charitable giving, a gamut of other issues.

Now here, too, a review of our current research in quantitative methods looking at the whole agenda, is instructive because it gives you a flavor about the way this firm functions and the paths that we are on.

So if you go display 11 you can see at the top you have just completed the development of a new framework which appears effective in predicting growth rate acceleration, persistency and decay; technology we have dubbed the Dynamic Gap.

Taken together with valuation tools, this framework’s ability to discriminate between winning and losing stocks in the growth domain is pretty impressive. As such it will serve as an important means to prioritize growth research pointing to opportunities we have not yet pursued and, as importantly, maybe even more so, highlighting areas of increasing vulnerability in existing positions.

The bottom line is that it has the potential to improve analyst accuracy and thus lead to better relative performance, once again a key objective of quantitative methods. We have actually chosen to publish on this research to bring attention to it in the consulting community and among other constituencies because we believe it will do much to distinguish the firm from the competition in the growth investment style.

Second on the list – we have made, as we see it, some pretty impressive advances in tools that predict shifts in the yield curve level and shape as well as changes in sector spreads. Taken together with advances in credit scoring these tools hold promise to improve the firm’s position in fixed income investing, an area of intense focus.

On yet another front, we have recently implemented a major upgrade to our currency modeling technology in the area where the firm has considerable intellectual capital and a long and highly successful track record as an imbedded part of our global value and fixed income services.

Given our prowess in this area, we have decided to form a new product group to offer stand-alone currency management services to institutional clients. This is a business with meaningful potential and one where we think we possess demonstrable competitive advantages.

I want to mention too, our work in asset allocation. Here we have taken our well-developed investment planning know-how for high net worth Private Clients and applied it to creating investment retirement solutions for 401K and IRA participants.

Based on this work we have recently launched a series of target date retirement funds rounding out a family of multi-asset class offerings we call overall Strategies for Life. We believe the design of our target date offerings advances the state of the art for such strategies. At the risk of being bold, why not?

We really think we have a chance to change the industry’s thinking about asset classes that should be included in such funds and how the exposure to each asset should be managed over their lives.

We have also used our asset/liability modeling skills to address other important client needs. Consider, if you look  at display 12, that after just four years on the market our style blend services are approaching – actually they are now in excess of $100 billion in Assets Under Management, benefiting from a feature set that neutralizes style volatility, thereby producing high active premiums per unit of volatility, a function of negatively correlating alpha sources from the growth and value components of these portfolios.

Moreover, return is augmented by systematic rebalancing, which, if you think about it, turns style volatility into an asset as opposed to a threat.

Our research in asset/liability modeling now turns designing specialized portfolio solutions using appropriate combinations of alpha and beta sources to meet the unique needs of plan sponsors. Now while such mandates remain at the periphery of most pension plans today, they show promise at becoming increasingly important especially in larger plans. We believe we have the capabilities to be a factor in this market, since it is a natural extension of the tools and talent present in our Style Blend business unit.

So if you go now to the last page, display 14, I hope what comes through is that research, for the fundamental and quantitative, that isthe DNA of Alliance Bernstein. That is who we are. On that score we are out to define the state of the art in this realm. And we are out to turn the knowledge we thereby generate to the advantage of our clients and in that way, create competitive advantage for the firm.

So with that, Chris, I am now happy to answer any questions that you or any of the participants on the conference call have.

Christopher Spahr:                    Okay. Thanks, Lew. I will start off with a few questions and then we’ll open it up to general Q&A.

First off I would like to ask the benefits of a diversified investment manager. Alliance has got a combination of asset management about 70%, product (for the) client about 20% and institutional research about 10%. Obviously those will fluctuate depending on the quarter, yet many of your competitors that focus only on asset management trade at slightly higher multiples. How do investors benefit from a licensed model compared to more of a pure play asset manager?

Lewis Sanders:                                        Well, the principal benefit of our configuration of business is lower volatility of Assets Under Management, therefore revenue and profitability, both at the company level and the client level, if clients engage us for multiple mandates, and many do.

Greater stability permits continued investment in intellectual capital even during periods when a style or a particular asset class is out of phase. This is pretty important feature of our firm as we see it. It has aided us in investing in growth when there has been this huge headwind in recent years.

And perhaps something like that lies ahead in fixed income but we will be positioned to continue to invest in building our skills there, too, should that eventuate.

Now, as to valuation, which was part of your question, if we do our job well for clients, improved growth and valuation should be a natural derivative.

Christopher Spahr:                    Okay. With distribution, Alliance has a global distribution platform across each of its businesses. Can you describe the relative importance of a broad and deep distribution platform in the context of increased competition, consolidation, globalization, et cetera?

In other words, what advantages do Alliance’s distribution platforms have that others do not and what are the gaps to best in class and what do you think that platforms will look like over the next three to five years?

Lewis Sanders:                                        Okay, there is a lot in that question.

Christopher Spahr:                    Sorry; yes.

Lewis Sanders:                                        That is quite all right. I think the first and most important point to make is that when you serve a broad range of client constituencies as we do, we serve them globally, not just in a single geography and when you do that based on global investment platforms, you leverage the intellectual capital of the firm. That is the real benefit to a much greater degree than would have been possible otherwise.

There is a scale advantage there for it,  in that. it positions you to take some of that additional revenue and profitability and reinvest it in research initiatives,

which we do to add still further to our investment prowess, and thus our competitive advantage.

Christopher Spahr:                    Okay. Another question on a big picture strategy is acquisitions. Two of your largest independent competitors have recently completed or announced large deals that more than doubled their respective AUMs. How do you view these large asset management acquisitions in terms of balancing cost savings and greater distribution at the corporate level versus possible product dilution and cultural issues at the portfolio level?

Lewis Sanders:                                        Well, it sounds like a good question for them, doesn’t it? As it relates to us, our product line or distribution footprints, as you noted in an earlier question, are global and largely complete. And we already clearly have sufficient scale to finance a world-class research and portfolio management infrastructure. So we have no need or interest in sizable acquisitions or mergers.

Christopher Spahr:                    And then there is just a little tentacle note on that related issue. Does the ownership structure at Alliance, given that about two thirds of the company are owned by AXA, does that impact your ability to do any deals, whether it be at the portfolio level or larger?

Lewis Sanders:                                        Well, given the answer to my Part A, it is moot.

Christopher Spahr:                    Well, even the smaller deals.

Lewis Sanders:                                        But I would, on that score, go on to remind you that in 2000 when Alliance and Bernstein came together, AXA made that merger possible by providing capital to finance the cash portion of the deal.

Christopher Spahr:                    Okay, I do not know if that makes sense but…

Lewis Sanders:                                        Yes, but…

Christopher Spahr:                    Not necessarily.

Lewis Sanders:                                        Moot.

Christopher Spahr:                    All right, now let’s get into the business lines, specific business lines. Assets Under Management – the mix by region, non-U.S. clients are probably about one third of total AUM today which is about more than double the independent pure plays. Now, can you break down the mix by region, the growth rate by regions and what do you think the total contribution will look like over the next three to five years?

Lewis Sanders:                                        Okay, well we do not, as you know, currently release detailed regional breakdowns of Assets Under Management, but suffice it to say, and I think you know this, Chris, that our position is broadly based with important penetration in the UK, on the continent in Europe and Japan and non-Japan, Asia and Australia where we have actually very substantial market share.

Now, given the relative size of the global marketplace compared to the U.S., I think that the following trends are likely to characterize AUMs mix shifts over the coming three to five years. Non-U.S. clients will likely continue to gain share of AUM, and non-U.S. services will gain share as well.

Within our product array we would anticipate style blend and other multi-asset class offerings will continue to grow at faster than average rates. We hope to do better in the DC world than we have historically through our target date offerings.

And as I think you know, we are investing a lot in fixed income from the product perspective and we hope to see accelerated growth down the road. It is unlikely to gain share of AUM however given the character of that space except in cyclical troughs and equities.

Christopher Spahr:                    Okay, drilling down into Private Client real quick, how would you describe Bernstein’s Private Client unit or the Global Wealth Management unit?  Is it a private bank providing global generational wealth transfer planning and business advice?  I know you touched on this a little bit earlier. Or would you consider it mainly investment management company maximizing returns for high net worth individuals with some trust services?  I mean are you a full service private bank or do you kind of just focus on investment management type strategies?

Lewis Sanders:                                        No we are an investment manager and investment planner and solutions provider. We are not a trust company and we are not a private bank.

Christopher Spahr:                    Okay.

Lewis Sanders:                                        So there is a whole array of services, including lending and other transactional services, which we do not provide and have no plans to do so. On the score  of solutions and products, self-serving as it may be, we think we are at the leading edge of providing tools and skills that permit us to address complex wealth management issues for wealthy families. Half of our assets are in relationships above $10 million and that continues to be the fastest growth part of that business.

Christopher Spahr:                    Do you think this focus strategy limits your ability to get more clients or is that actually an asset?  For example, do you link up with other third party private bankers that probably do full services and you act as a separately managed account if you will?

Lewis Sanders:                                        Well on part B of your question we do not have any such link, (unintelligible). Evidentially, it isn’t much of an impediment to our growth rates since that business, as you know, is growing in double digits organically.

Christopher Spahr:                    Okay. Regarding financial advisors within the Private Client unit, they were up 36% last year and you have said another 10% in this year. Are these mainly acquired financial advisors or are you developed in house?  And what do you think the growth strategy would be going over the long term?

Lewis Sanders:                                        All of the SA expansion, field force expansion, is organic as we have been from the beginning of the firm. We have a formal and pretty elaborate staff development program. Some people are recruited from the industry, but it is a minority. We are not in the business at all of lifting out existing advisors and their relationships from other firms. It just does not happen.

Christopher Spahr:                    Okay and then moving on to institutional research, trading commissions have been declining industry wide over the last few years, even though you have noted that in your presentation over last few quarters.

Lewis Sanders:                                        It has been declining for 30 years Chris.

Christopher Spahr:                    Okay more than the last three years. Alliance has responded by expanding into algorithmic trading products and expanding distribution in order to gain share. Do you expect to see these trends to continue?  And how do you think about your strategy going into other products?  Is that helping or hurting your ability to maintain your overall presence?

Lewis Sanders:                                        I do not want to glibly dismiss the idea that there is a price erosion in that business but it is an important perspective for those of you on the call that might not have it. The transactional pricing in the institutional space has been declining since May 1, 1975. And in fact it was declining even before that. This is not new.

As to our approach to the business it is actually evolving because algorithmic trading is changing the character of competition in trading. Think about it this way — it is bringing intellect mathematical modeling and computer science to this function. All of which in our view plays to our strength. That is who we are. And in combination with first rate fundamental research, it appears that our service profile is increasingly appealing to institutional clients because it is driving our market share up. And that is more than offsetting the price erosion.

We are just now taking algorithmic trading to the UK and to Europe. We are hopeful of a favorable reception. These tools have not gained a lot of traction there in the industry as yet but they likely will.

Christopher Spahr:                    And then one more question on institutional research, the unbundling question. Various large asset managers and institutional trading shops have been unbundling soft all the commissions such as research costs from trade commission costs. From an industry standpoint do you see this trend continuing and what do you think the impact will be both on the industry and to Alliance specifically?

Lewis Sanders:                                        Yes I think that unbundling is underway in all markets if not explicitly de facto. In the case in the UK by regulation it has to be reported to clients. The bottom line from our point of view it is a good thing. Because what it really means is that value propositions that are well supported are more likely to win out. Anytime there is increased exposure and scrutiny and attention then I think it is a natural result that pricing will align itself with underlying value.

So our view is that while it will be turbulent, it actually has been that we will do pretty well. So far so good.

Christopher Spahr:                    Okay (Tony) we are ready to open up for general Q&A now please.

Operator:                                                                      Okay institutional investors who wish to ask a question please press star then the number 1 on your telephone keypad. If you wish to withdraw your question please press the pound key.

Christopher Spahr:                    While we are waiting for the questions to queue up I willask a few more questions such as regarding alternatives. Can you just give a little bit of comfort level on your expansion into some of the outgrowth of your products?  For example your alpha generation and the yield curve or in the growth rate products. It seems kind of new. Can you give us a little expansion, expand a little bit more on how you’ve been doing this for a while please?

Lewis Sanders:                                        Well first of all we have been in a long/ short alpha amplification business if you will, that has been built around value equity services since 1980. This is not new. But it is true that we have in recent times formalized our efforts in this space and have been investing in building the product array all internally now, all as a derivative of what we judge to be our core competencies around alpha generation. And that includes long, short equities, both growth and value all of which is global, strategies and currency, another area of many, many years of substantial value added for the firm, more recently in commodities, not as a stand alone but as part of a service that sources alpha from multiple sources, this being one, and then as part of your question in fixed income where as our tools have evolved in predicting or finding anomalies in yield curve shape and sector spreads, credit migration and alike. Those tools have found their way into the alternative space too.

Overall there is almost $6 billion of assets here. It is growing quite rapidly. It has thus far been positioned mostly among our wealthy Private Clients. But there is a growing interest, as you know, in the institution community in these services. We have recently formalized our effort to bring those services to those clients. And so we expect this area continue to grow pretty rapidly for us. I am not sure about the industry but for us.

Christopher Spahr:                    Related to that so if alternatives are roughly 1% of total AUM to maybe a few tenths below that for the industry, they are around 5% , do you think over time the rate of growth is going to push it to the 5% range?

Lewis Sanders:                                        You know I do not really think about it quite that way Chris. I mean those ratios are an artifact. You know they are just a commentary on the collective success as opposed to mainstream straight long services of hedge fund. So I do not think it applies to a particular company.

Now the way I look at it is different. We clearly have the ability to generate alpha. We are in a position to amplify it. We are in a position as well to isolate it by selling off the capital market from which that alpha is sourced. You can then repackage these alpha sources in either amplified form or not, depending on the needs of the client. That is really the way to see this. And the odds are it’ll get meaningfully larger because it just addresses client needs in a way that wasn’t quite as successfully addressed before. That is how we look at it. So I do think it will grow. And as to this 1% figure you cite I think, of course, noting that if these services are successfully managed their financial significance is larger than the share of AUM that they occupy.

Christopher Spahr:                    Okay, (Tony) do we have any questions?

Operator:                                                                      No sir there are no questions at this time.

Christopher Spahr:                    Okay I’ve got a couple of email questions I will ask. What do you think the impact is to the asset managers industry, Alliance specifically, regarding exchanges becoming public and consolidating?  Are they concerned about their ability to raise the cost of trading given that maybe improved pricing power?  And do you think they’ll benefit value managers relative to growth over the long term mainly because we tend to have lower churn?

Lewis Sanders:                                        I think the developments in trading, if anything, will drive costs down. The consolidation is about scale advantages so that you can build a concentration of market share that leads to absorption of fixed costs such that you’re able to price your transaction services as an exchange at the lowest possible level, making it difficult for competitors to resurface. And the threat of resurfacing I think will be an excellent market discipline on all of those exchanges.

In the meantime, concurrent with that trend, and perhaps because of it, there is a technology revolution on the way in trading. That to me is the more important part of this metamorphosis. The moving from high-touch systems involving a lot of people and a lot of constraints to electronic systems some of which function, forgive me for the characterization, at the speed of light. And that opens the opportunity for modeling strategies in executing trading that links to these highly efficient sources of liquidity and not only reduces your trading costs measured on a unit basis but also hold promise to increase liquidity. All of which creates a more flexible platform to add alpha. So I am kind of optimistic about this transition. I think it is good for the industry and it should be good for us.

Christopher Spahr:                    I have another email question regarding to the payback with all of your initiative that you talked about both on the earnings call and today’s presentation.

When do you think some of these expansion into alternative provides will start paying back, both from an Assets Under Management growth and revenue stream, and more importantly, how will that impact the bottom line? Do you see a step up in expenses first, or are you leveraging current platform?

Lewis Sanders:                                        Look, I think this is all a continuum. And if you look at the financial performance of the companies, it is clearly a derivative of first, the capital market setting and the tailwind or headwind that that provides,  and second, and on a more lasting way, our ability to generate alpha.

So if we make these investments in intellectual capital where they are directed in the mainstream straight long service or an alternative and it generates alpha, the ability to leverage that financially, it is an obvious derivative. So the focus of the funds is exclusively on generating the alpha from which everything else flows.

Now on that point, if you look at our financial performance, I think it supports the proposition that these investments are paying off. The alpha generation is unmistakable. And the - as is the asset growth and improving margins of the firms.

But I want to again stress, we are out to deliver the return premium for clients. If we get that right and the financial performance of the firm, the derivative, it is a natural result. It is not the target, it is the byproduct.

Christopher Spahr:                    Okay, then a question regarding the emerging markets and the relative risk appetite for them.- Obviously the lines have been actively expanding and it is on-the-ground research presence in several emerging markets such as Brazil, India and most recently China, you spoke about the scope and now the payback. But what do you think the risks are to the strategy and this growth? Do you think there will be a backlash similar to what we wanted to see in the late 1990s or do you think that this is a core place that Alliance has to be in for long term?

Lewis Sanders:                                        First of all let’s start over here, because you have started with the (bald??) bond configuration which defines emerging markets that somehow  developed.

And I know that that is a traditional delineation, but it was becoming progressively obsolete. By way of example, has Korea emerged or not? Samsung emerged, $100 billion market cap, almost 10 billion of earnings. When did they emerge?

So the point is that there is a certain artificiality to any of these country-based or regional distinctions.

We think about emerging markets as a set of countries, but really more as a set of companies that happen to be domiciled in those countries and it is an integrated part of the capital market. It is not a separate space.

We have intense research coverage as investors. It is growing because there are such dynamic regions of the world in terms of spawning new and interesting companies.

Now as to it being a source of business that is Assets Under Management, that is a completely separate question. And I will answer it by saying that we do not really see countries like Brazil, India or China as likely to be very important to Assets Under Management over the next three to five years, although we’ll be active, most likely, in all three. I am not sure about India, but surely Brazil and China.

And I think another part of your question was whether this whole new-found interest in these countries by some investors, is this a cycle that may come to a disappointing end as has been the case before? Well yes it is cyclical, no question. It is not so much the countries, it is the character of the businesses in those countries.

And in a few cases, the countries themselves, because of either the way they are financed or because of government issues, that create higher than normal volatility. And times are good right now and the tailwind economically globally has been really strong, focused heavily in basic industry and commodities which disproportionately benefits many of the companies in those countries.

So yes it is - there is cyclical risk, but it is nothing more than that. When you think about the long term, there is little doubt that the relevance of investing in these regions of the world will grow.

And we are as a firm, you can see it from our behavior, we are making that wager by increasing our research resources quite substantially all around the world.

Christopher Spahr:                    Well in that context I guess, I should be more specific. I will use Argentina as an example where in 2000, 2002 you might have had several years worth of earnings wiped out because of actions by the government. So country risk or  political risk still remains in each of these countries as well as currency risk.

Lewis Sanders:                                        Well of course it does. And on the other hand, you picked the extreme to make your point.

Christopher Spahr:                    True.

Lewis Sanders:                                        And when you form a portfolio, of course country factors still matter, in most cases not very much, and in a few cases they dominate. Argentina is a good one on the domination point just because they have precisely the kind of interventionist government policy and economic and governance issues that create such enormous volatility, you take that into account.

But I do not think volatility in Argentina translates to volatility in Taiwan. They are uncorrelated. So the way to look at this is to do it at the company level, understanding the set of exposures they have to all the countries in which they do business including their home country. That is the way we approach this problem.

Christopher Spahr:                    Okay and I have one more email question. This is regarding the institutional research. What inning would you say you’re in regarding the adoption of algorithmic like trading? And is an Alliance to our           trading on the derivatives exchanges?

Lewis Sanders:                                        What inning? That is a really interesting question. You know, I do not really know. I am going to say, in the United States, it is in the third inning because the logical extension of this is to see algorithm and trading as bringing a form of artificial intelligence if you will, to trading strategies.

Think about it as taking the skill of experienced trading, converting it to a rule-based decision making process, that is, linked data feeds to optimize its execution and then in the ultimate, self-assembling, observing the outcome and modifying the rules. Think about that. Think about the potential for that, especially linked to electronic exchanges globally. Just think about that.

And you could extend it too, to the cash markets versus what might be a proxy and a derivative. So we think in those terms. And it is definitely developing in the United States but doesn’t really yet characterize the main stream of trading, doesn’t really yet do that, which is why I selected the third inning.

And I am not sure the game has even started in Europe. I mean it is surely the first inning there.

Christopher Spahr:                    When you say first and third, are you referring to the industry in general or to Alliance’s positioning within this space?

Lewis Sanders:                                        Well I think we feel that we are now advancing our relative position in this space pretty definitively. But to call us a leader I think would be perhaps going a big too far. I think however, we see that this is a strategic opportunity.

I would actually go further and say I think it is a strategic imperative that we stake out a leadership position here. And we are working aggressively towards that end.

Christopher Spahr:                    (Tony), do we have any other questions?

Operator:                                                                      No sir, there are no questions at this time.

Christopher Spahr:                    Well we have been on for about 50 minutes now, and I think that we can wrap this up. Lew, I really appreciate your time today. For those of you who got late on the call, the replay number for today’s call is 877-630-6545. This is Lew Sanders, CEO for Alliance Bernstein. Thank you very much. This is Chris Spahr at Prudential. If you have any questions, send me an email or call 202-327-8482.

Also a reminder that we are hosting a conference call on June 14 with the CEO of Wachovia, time is 11:00 am, same call-in numbers.

Lew, thanks again for joining us.

Lewis Sanders:                                        My pleasure Chris. Thank you.

Christopher Spahr:                    Have a good day everybody. Thank you.

Lewis Sanders:                                        Bye-bye.

Operator:                                                                      This concludes today’s conference call. You may now disconnect.

END